Exhibit 99.1

Beneficient Granted Listing Extension by Nasdaq

DALLAS, September 16, 2025 (GLOBE NEWSWIRE) — Beneficient (NASDAQ: BENF) (the “Company”), a technology-enabled platform providing exit opportunities and primary capital solutions and related trust and custody services to holders of alternative assets through its proprietary online platform AltAccess, today announced that, by letter dated September 9, 2025, the Company was notified by The Nasdaq Stock Market LLC (“Nasdaq”) that the Nasdaq Hearings Panel (the “Panel”) had granted the Company’s request for continued listing on Nasdaq, subject to the Company (i) evidencing compliance with Nasdaq’s periodic reporting requirement by filing its Annual Report on Form 10-K for the fiscal year ended March 31, 2025, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 (together, the “Delayed Reports”), with the Securities and Exchange Commission (“SEC”), and (ii) demonstrating compliance with the $1.00 per share bid price requirement within the extension period granted by the Panel.

The Company continues to work diligently with its auditor to complete and file the Delayed Reports and expects to do so within the extension period granted by the Panel. Additionally, to the extent to Company has not regained compliance with the bid price requirement, the Company plans to seek stockholder approval to effect a reverse stock split of its common stock, which the Company anticipates will allow it to demonstrate compliance with the $1.00 bid price requirement for the requisite minimum 10-consecutive trading day period within the extension granted by the Panel.

About Beneficient

Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors − mid-to-high net worth individuals, small-to-midsized institutions and General Partners seeking exit options, anchor commitments and valued-added services for their funds− with solutions that could help them unlock the value in their alternative assets. Ben’s AltQuote® tool provides customers with a range of potential exit options within minutes, while customers can log on to the AltAccess® portal to explore opportunities and receive proposals in a secure online environment.

Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.

For more information, visit www.trustben.com or follow us on LinkedIn.

Contacts

Matt Kreps: 214-597-8200, mkreps@darrowir.com

Michael Wetherington: 214-284-1199, mwetherington@darrowir.com

Investor Relations: investors@beneficient.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the listing and trading of the Company’s securities on Nasdaq, the Company’s intention to request a hearing from the Nasdaq hearing panel and the Company’s intention to regain compliance with the Nasdaq Listing Rules. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.

Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, among others, our ability to timely demonstrate compliance with the periodic reporting requirement and the bid price requirement within the extension period granted by the Panel, our ability to cure any deficiencies in compliance with any other Nasdaq Listing Rules, our ability to obtain stockholder approval for a reverse stock split of the Company’s common stock, risks related to the substantial costs and diversion of management’s attention and resources due to these matters and the risks, uncertainties, and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q and the risks and uncertainties contained in the Company’s Current Reports on Form 8-K. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.